UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 1.01    Entry into a Material Definitive Agreement.

On July 23, 2015, First Financial Bank, National Association (the “Company”), a subsidiary of First Financial Bancorp., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OSF II Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Oak Street Holdings Corporation, a Delaware corporation (“Oak Street”), and AG-OSF Holdings, LLC, a Delaware limited liability company and majority owner of Oak Street (“Stockholders’ Representative”). The Stockholders’ Representative is a party to the Merger Agreement as the representative of the stockholders of Oak Street with respect to matters pertaining to the Merger Agreement and related agreements. Oak Street offers commission-based commercial financing for insurance professionals and third-party loan servicing for financial institutions.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Oak Street (the “Merger”), and Oak Street will be the surviving corporation and a wholly-owned subsidiary of the Company as of the effective time of the Merger (the “Effective Time”). At the Effective Time, the common and preferred stock of Oak Street outstanding immediately prior to the Effective Time will be converted into the right to receive an aggregate cash amount of $110,000,000, subject to adjustments that may reduce such amount under certain limited circumstances (the “Merger Consideration”). The Merger Consideration will be payable in cash to the former holders of Oak Street’s capital stock from and after the Effective Time, except that (i) $7,500,000 of the Merger Consideration (the “Escrow Funds”) will be deposited in an escrow account with an escrow agent to satisfy potential indemnification claims of the Company arising under the Merger Agreement and (ii) $300,000 of the Merger Consideration will be paid to an account designated by the Stockholders’ Representative to fund expenses of the Stockholders’ Representative. If the Company desires to have Escrow Funds applied to satisfy an indemnification claim under the Merger Agreement, it must assert such claim within 12 months following the date of closing of the Merger (the “Survival Date”). The Escrow Funds, less unresolved claims, will be released to the Stockholders’ Representative no later than five business days following the Survival Date.

The Merger Agreement has been approved by the respective boards of directors of the Company, Merger Sub, Oak Street and Stockholders’ Representative. Approval of the shareholders of First Financial Bancorp. is not required to consummate the Merger. The Company anticipates that the Merger will be consummated before August 31, 2015.

Consummation of the Merger is subject to customary conditions, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the continuing accuracy of representations and warranties of the parties contained in the Merger Agreement, (iii) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement and (iv) the absence of any law, injunction or other legal restraint or prohibition preventing the Merger.
The Merger Agreement may be terminated under certain circumstance, including by either party if the consummation of the Merger has not occurred by the outside date, October 21, 2015 (subject to a 30-day extension by the Stockholders’ Representative in its sole discretion), provided that the right to terminate the Merger Agreement under such circumstances will not be available to a party whose failure to fulfill its obligations under the Merger Agreement was the primary cause of the Merger not to be consummated on or before such outside date. The Merger Agreement may be terminated in other circumstances including (i) by Stockholders’ Representative if any applicable governmental authority notifies any of the parties that such governmental authority intends not to grant the consents described in certain specified sections of the Merger Agreement or (ii) by Stockholders’ Representative or the Company if the other party breaches or fails to perform its representations, warranties or covenants in the Merger Agreement and such breach or failure gives rise to the failure of a closing condition to be satisfied and cannot be or has not been cured within 30 days of written notice of such breach or failure.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated herein by reference. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply materiality standards that are different from what may be viewed as material to investors; and (iv) were made only as of the date of the Merger Agreement or such other dates as may be specified in the Merger Agreement and are subject to more recent developments. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the parties have exchanged, which have been omitted from the exhibit hereto pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, these representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Agreement and Plan of Merger between First Financial Bank, National Association, OSF II Corporation, AG-OSF Holdings, LLC and Oak Street Holdings Corporation, dated as of July 23, 2015.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ John M. Gavigan
John M. Gavigan
Senior Vice President and Chief Financial Officer

Date:	July 24, 2015

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger between First Financial Bank, National Association, OSF II Corporation, AG-OSF Holdings, LLC and Oak Street Holdings Corporation, dated as of July 23, 2015.*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the SEC upon its request.